P    R    E    S    S         R    E    L    E    A    S    E

FOR IMMEDIATE RELEASE

CONTACT:

Christopher Locke

Chief Financial Officer

Rewards Network Inc.

(312) 521-6741

Rewards Network Inc. Reports First Quarter Results of $0.17 Earnings Per Share and a 14% Increase

in Gross Profit

Chicago, IL April 28, 2010 — Rewards Network Inc. (NASDAQ: DINE), a leading provider of marketing services and dining rewards programs to the restaurant industry, today reported its financial results for the first quarter of 2010.

Rewards Network announced $0.17 earnings per share for the first quarter of 2010, up $0.18 over the prior year period. Earnings per share in the quarter were positively impacted by Marketing Services Program revenue growth of 60.7% and a 77.0% reduction in the provision for losses as a result of the strong performance of the dining credits portfolio. The Company reported total revenues of $26.4 million and gross profit of $18.6 million for the first quarter of 2010, an increase of 2.5% and 14.3% respectively, as compared to the first quarter of 2009. Rewards Network ended the first quarter with 10,288 restaurants, a 3.6% increase over the prior year. The Company ended the first quarter with $14.6 million of cash on hand, debt free, and without having drawn on its revolving line of credit.

During the first quarter of 2010, the Company generated $1.9 million of cash due to Marketing Services Program revenue growth and improved profitability in the Marketing Credits Program. The net dining credits portfolio was $56.1 million as of March 31, 2010, as compared to $57.3 million as of December 31, 2009 and $63.0 million as of March 31, 2009.

“We are pleased both by our improved profitability year over year and the 61% growth in Marketing Services Program revenues,” said Ron Blake, CEO of Rewards Network. “These results are consistent with our strategic focus on becoming the leading marketing services provider to the restaurant industry.”

The following table presents financial highlights of the Company’s operations for the three months ended March 31, 2010 and 2009 (in millions, except per share amounts, restaurant count and net dining credits usage period). All previous periods presented have been revised to reflect the net presentation of revenues effective beginning the fourth quarter of 2009. Earnings per share amounts have been adjusted to reflect the one-for-three reverse stock split effective July 6, 2009.

	1Q’10	1Q’09
Total revenues	$26.4	$25.8
Gross profit	$18.6	$16.3
Operating expenses	$16.0	$15.4
Net income (loss)	$1.5	$(0.1)
Earnings (loss) per share	$0.17	$(0.01)

Total restaurant clients	10,288	9,926
Dining credits portfolio, net of reserves	$56.1	$63.0
Net dining credits usage period (months)	7.1	6.6
Cash and cash equivalents	$14.6	$16.2

First Quarter 2010 Results

First quarter revenues increased 2.5% over the prior year as a result of growth in the Marketing Services Program. First quarter gross profit increased 14.3% over the prior year period primarily due to the reduced provision for losses expense. As a result of the Company’s adherence to conservative dining credits purchasing policies, provision for losses expense declined to $0.8 million, or 3.0% of total revenues in the first quarter, as compared to $3.4 million, or 13.3% of total revenues in the prior year period.

During the first quarter of 2010, the Company’s operating expenses increased by $0.7 million or 4.3% over the first quarter 2009 primarily as a result of growth in sales headcount and additional investments in sales force productivity tools.

At the end of March 31, 2010, the number of restaurants grew 3.6% over March 31, 2009 to 10,288. Marketing Services Program restaurants increased to 5,551 from 4,082 while Marketing Credits Program restaurants declined to 4,737 from 5,844. The mix of restaurants has shifted from 59% Marketing Credits Program restaurants and 41% Marketing Services Program restaurants at March 31, 2009 to 46% Marketing Credits Program restaurants and 54% Marketing Services Program restaurants at March 31, 2010.

The net dining credits portfolio was $56.1 million as of March 31, 2010, compared to $63.0 million as of March 31, 2009. The decrease in the net dining credits portfolio was driven by the Company’s conservative dining credits purchasing policies that have been in effect throughout 2009 and the first quarter of 2010. Under these policies, the Company purchased fewer dining credits overall but also repositioned its portfolio towards lower risk restaurants.

Cash

During the first quarter of 2010, the Company generated $1.9 million of cash due to Marketing Services Program revenue growth and improved profitability in the Marketing Credits Program. The Company used $25.2 million of cash from operations to purchase dining credits and $1.0 million for capital expenditures. As of March 31, 2010 and after these expenditures, the Company had $14.6 million of cash on hand and was debt free.

“Our focus on Marketing Services revenue growth and improving the performance of our dining credits portfolio has allowed us to grow gross profit significantly over the prior year,” said Chris Locke, CFO of Rewards Network. “In addition to improved gross profit, this focus has had a continued positive impact on our cash flow.”

Conclusion

“Our first quarter results set the stage for further earnings growth and future revenue growth for the year,” said Blake. “We continue to be focused on broadening our marketing services offerings to our restaurant clients as part of our long-term goal of having Marketing Services represent the majority of our revenues.”

Webcast Information

Management will host a conference call at 10:00 a.m. Eastern Time on Wednesday, April 28, 2010. Participants are invited to join a live webcast of the call, which may be accessed by visiting the Investor Relations section of the Rewards Network website at investor.rewardsnetwork.com. The webcast is also available at www.streetevents.com and www.earnings.com. Participants should log on at least 10 minutes prior to the webcast to register and download any necessary software. If you are unable to participate during the live webcast, a replay of the call and presentation will be archived on the Company’s website at investor.rewardsnetwork.com. Alternatively, a dial-in replay is available through May 28, 2010, by dialing 1-888-286-8010 and using passcode 16906195.

About Rewards Network

Rewards Network (NASDAQ:DINE), headquartered in Chicago, IL, operates the leading dining rewards programs in North America by marketing participating restaurants to members of these programs and by providing incentives to members to dine at these restaurants. In addition to operating the dining rewards program of leading airline frequent flyer programs, hotel frequent-stay programs, retailer shopping programs, college savings programs, and other affinity organizations, the Company offers its own dining rewards program, iDine®, at www.idine.com. Thousands of restaurants and other clients benefit from the company’s restaurant marketing efforts, which include millions of email impressions, mobile access to restaurants via iPhone™, BlackBerry® and Android ® smartphones and dining Web sites. Rewards Network also provides restaurant ratings and other restaurant business intelligence, as well as the purchase of dining credits from restaurants in the program. In conjunction with major airline frequent flyer programs and other affinity organizations, Rewards Network provides more than three million members with incentives to dine at participating restaurants. These incentives include airline miles, college savings rewards, reward program points and cash back benefits. For additional information about Rewards Network, visit RewardsNetwork.com or call (866) 539-9792.

Safe Harbor Statement

Statements in this release that are not strictly historical are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectation or beliefs, and are subject to risks, trends and uncertainties. Actual results, performance or achievements may differ materially from those expressed or implied by the statements herein due to factors that include, but are not limited to, the following: (i) the impact of the economy on dining activity, (ii) the Company’s inability to attract and retain clients, (iii) the Company’s susceptibility to restaurant credit risk and the risk that its allowance for unredeemable dining credits may prove inadequate, (iv) modifications to the Company’s dining credits purchasing policies that lead to an increase in the allowance for unredeemable dining credits, (v) network interruptions, processing interruptions or processing errors, (vi) susceptibility to a changing regulatory environment, (vii) the Company’s dependence upon its relationships with payment card issuers, transaction processors, presenters and aggregators, (viii) the failure of the Company’s security measures, (ix) the Company’s failure to maintain compliance certifications, (x) increased operating costs or loss of members due to privacy concerns of the Company’s program partners, payment card processors and the public, (xi) a security breach that results in a payment card issuer re-issuing a significant number of registered payment cards, (xii) changes to payment card association rules and practices, (xiii) the Company’s dependence on its relationships with airlines and other reward program partners for a significant number of members, (xiv) the concentration of a significant amount of the Company’s rewards currency in one industry group, the airline industry, (xv) the Company’s inability to attract and retain active members, (xvi) the Company’s ability to obtain sufficient cash to operate its business, (xvii) changes in the Company’s programs that affect the rate of rewards, (xviii) the Company’s inability to maintain an adequately-staffed sales force, (xix) the Company’s inability to maintain an appropriate balance between the number of members and the number of participating clients in each market, (xx) changes in the regulatory environment, (xxi) the Company’s minimum purchase obligations and performance requirements, (xxii) class action lawsuits, (xxiii) increasing competition, (xxiv) impairment to goodwill, (xxv) factors causing our operating results to fluctuate over time, and (xxvi) adverse weather conditions affecting dining activity. A more detailed description of the factors that, among others, should be considered in evaluating our outlook can be found in the Company’s annual report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission. The Company undertakes no obligation to, and expressly disclaims any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise, except as required by law.

# # #

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, number of restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

(all share and per share amounts have been adjusted to reflect the reverse one-for-three stock split effective

July 6, 2009)

	Three Months Ended March 31,
	2010	%	2009	%
Operating revenues:

Revenues (gross amount billed of $50,027 and $53,990, respectively) (1)	26,160	99.00%	25,512	98.97%

Membership fees	263	1.00%	265	1.03%

Total revenues	26,423	100.0%	25,777	100.0%

Direct expenses:

Member benefits	6,760	25.58%	5,854	22.71%
Provision for losses	787	2.98%	3,427	13.29%
Processing fees	265	1.00%	217	0.84%

Total direct expenses	7,812	29.57%	9,498	36.85%

Gross profit	18,611	70.43%	16,279	63.15%

Operating expenses:
Salaries and benefits	5,069	19.18%	4,717	18.30%
Sales commission and expenses	5,652	21.39%	5,112	19.83%
Professional fees	587	2.22%	598	2.32%
Member and restaurant marketing	688	2.60%	676	2.62%
General and administrative	4,044	15.30%	4,274	16.58%

Total operating expenses	16,040	60.70%	15,377	59.65%

Operating income	2,571	9.73%	902	3.50%

Other expenses, net	31	0.12%	35	0.13%

Income before income tax provision	2,540	9.61%	867	3.36%

Income tax provision	1,013	3.83%	980	3.80%

Net income (loss)	$1,527	5.78%	$(113)	-0.44%

Net income (loss) per share
Basic	$0.17		$(0.01)
Diluted	$0.17		$(0.01)

Weighted average number of common and common equivalent shares
Basic	8,779		9,139
Diluted	8,928		9,139

(1)	Effective in the fourth quarter of 2009, the Company revised certain aspects of its income statement presentation. Most prominently, the Company is now reporting revenues net of the redemption of dining credits (previously referred to as cost of sales). The redemption of dining credits is now classified as a direct reduction of revenue rather than as a direct expense.

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, number of restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

(all share and per share amounts have been adjusted to reflect the reverse one-for-three stock split effective

July 6, 2009)

	Three months ended				Three months ended
	March 31, 2010				March 31, 2009
	Marketing Credits Program	Marketing Services Program	Membership Fees	Total	Marketing Credits Program	Marketing Services Program	Membership Fees	Total
Number of qualified transactions(1)	1,254	1,447		2,701	1,498	863		2,361
Average transaction amount(1)	$45.22	$46.77		$46.05	$42.52	$45.41		$43.58

Qualified transaction amount(1)	$56,703	$67,672		$124,375	$63,701	$39,190		$102,891
Rewards Network percentage share of qualified transaction amount(1) (2)	71.0%	14.4%		40.2%	75.2%	15.5%		52.5%
Rewards Network share of qualified transaction amount and membership fees(1)	$40,269	$9,758	$263	$50,290	$47,919	$6,071	$265	$54,255
Redemption of dining credits (1)	$23,867	$—	—	$23,867	$28,478	$—		$28,478

Total revenues	$16,402	$9,758	$263	$26,423	$19,441	$6,071	$265	$25,777

Revenues as a percentage of qualified transaction amount (1) (2)	28.9%	14.4%		21.0%	30.5%	15.5%		24.8%

Total member benefits	$3,219	$3,541		$6,760	$3,734	$2,120		$5,854
Provision for losses	$787	$—		$787	$3,427	$—		$3,427
Processing fees	$109	$156		$265	$137	$80		$217

Gross profit	$12,287	$6,061	$263	$18,611	$12,143	$3,871	$265	$16,279

(1)	Supplemental operating and statistical data. See below for a complete description.
(2)	Total percentage excludes membership fees.

Definitions:

Qualified transaction amount(a) :	Represents the total dollar value of all member dining transactions at participating restaurants when a benefit is offered. Qualified transaction amounts are divided by the number of qualified transactions to arrive at the average transaction amount.

Rewards Network percentage share of qualified transaction amount(1)	Represents the percentage of qualified transaction amounts that Rewards Network is entitled to receive. The percentage is based on each agreement between the restaurant client and Rewards Network.

Rewards Network share of qualified transaction amount(a)	Represents the Company’s portion of the member’s dining transaction that the Company is entitled to receive in accordance with the terms of the agreement with the participating restaurant client.

Redemption of dining credits(a)	Represents the amount of dining credits, at cost, redeemed by members when dining at participating clients when a benefit is offered. Under the Company’s Marketing Services Program, no dining credits are purchased by Rewards Network.

Provision for losses:	Represents the current period expense necessary to maintain an appropriate reserve against the Company’s unredeemable dining credits. No provision is applied to the Marketing Services Program, as the Company does not purchase dining credits under that program.

Total member benefits:	Represents the dollar value of benefits paid to members in Cashback RewardsSM savings, airline miles, or other benefit currencies, for dining at participating clients.

( a )

Qualified transaction amount, Rewards Network share of qualified transaction amount, redemption of dining credits and related statistical measures (number of qualified transactions, average transaction amount, Rewards Network percentage share of qualified transaction amount and revenues as a percentage qualified transaction amount) are supplemental information the Company uses in analyzing operating results and managing the business. These supplemental financial measures provide useful information because they are important factors that affect the Company’s sales.

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, number of restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

(all share and per share amounts have been adjusted to reflect the reverse one-for-three stock split effective

July 6, 2009)

Selected Balance Sheet and Cash Flow Information	March 31, 2010	December 31, 2009

Cash and cash equivalents	$14,569	$12,665
Dining credits	$66,384	$68,747
Allowance for unredeemable dining credits	$(10,265)	$(11,448)
Goodwill	$8,117	$8,117
Total assets	$102,539	$102,840

Accounts payable - dining credits	$4,059	$4,598
Stockholders’ equity	$86,606	$84,951

	Three Months Ended March 31,
	2010	2009
Net cash provided by (used in):
Operations	$2,264	$7,690
Investing activities	$(1,046)	$(476)
Financing activities	$580	—

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, number of restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

(all share and per share amounts have been adjusted to reflect the reverse one-for-three stock split effective

July 6, 2009)

	Q1 2010	Q4 2009	Q3 2009	Q2 2009	Q1 2009
Restaurant Count Trends (period ended):
Marketing Credits Program	4,737	4,961	4,920	5,343	5,844
Marketing Services Program	5,551	5,279	5,201	4,854	4,082

Total clients	10,288	10,240	10,121	10,197	9,926
Sequential Quarterly Percentage Change
Marketing Credits Program	-4.5%	0.8%	-7.9%	-8.6%	-7.1%
Marketing Services Program	5.1%	1.5%	7.1%	18.9%	13.5%
Total clients	0.5%	1.2%	-0.7%	2.7%	0.4%

Qualified Transaction Amounts Trends:
Marketing Credits Program	$56,703	$57,110	$58,473	$61,683	$63,701
Marketing Services Program	67,672	69,093	67,053	53,583	39,190

Total qualified transaction amounts	$124,375	$126,203	$125,526	$115,266	$102,891
Sequential Quarterly Percentage Change
Marketing Credits Program	-0.7%	-2.3%	-5.2%	-3.2%	-4.5%
Marketing Services Program	-2.1%	3.0%	25.1%	36.7%	4.5%
Total qualified transaction amounts	-1.4%	0.5%	8.9%	12.0%	-1.2%
Rewards Network Percentage Share of Qualified Transaction Amount Trends:
Marketing Credits Program	71.0%	74.0%	74.0%	75.8%	75.6%
Marketing Services Program	14.4%	14.5%	14.5%	15.0%	15.6%
Total	40.2%	41.4%	42.2%	47.6%	52.7%
Revenue Trends:
Marketing Credits Program	$16,402	$17,218	$17,821	$19,267	$19,441
Marketing Services Program	9,758	9,931	9,702	8,009	6,071
Membership fees	263	288	261	278	265

Total revenues	$26,423	$27,437	$27,784	$27,554	$25,777
Sequential Quarterly Percentage Change
Marketing Credits Program	-4.7%	-3.3%	-7.5%	-0.9%	-9.1%
Marketing Services Program	-1.7%	2.4%	21.1%	31.9%	3.1%
Membership fees	-8.7%	10.3%	-6.1%	4.9%	-9.9%
Total	-3.7%	-1.3%	0.8%	6.9%	-6.5%

Redemption of Dining Credits Trends:
Redemption of dining credits	$23,867	$24,806	$25,261	$27,279	$28,478
Redemption as % of Marketing Credits Program share of qualified transaction amount	59.3%	59.0%	58.6%	58.6%	59.4%

Dining Credits Portfolio and Allowance Trends:
Ending gross dining credits portfolio	$66,384	$68,747	$68,839	$72,888	$82,305
Ending net dining credits portfolio	$56,119	$57,299	$55,125	$56,618	$63,016
Net write-offs (gross write-offs less recoveries)	$2,140	$3,507	$4,811	$5,332	$4,394
Ending allowance for unredeemable dining credits	$10,265	$11,448	$13,714	$16,270	$19,289
Allowance as % of gross dining credits	15.5%	16.7%	19.9%	22.3%	23.4%
Estimated months to consume gross dining credits *	8.3	8.3	8.2	8.0	8.7
Estimated months to consume net dining credits *	7.1	6.9	6.5	6.2	6.6
Member Activity Trends:
Member accounts active last 12 months	3,349	3,298	3,219	3,142	3,142
Number of qualified transactions during quarter	2,701	2,664	2,747	2,573	2,361

*	Calculated as Ending Dining Credits Portfolio / (Quarterly Redemption of Dining Credits / 3)